Michael Zabel (716) 842-2311	Immediate Wednesday, September 21, 2005

DOHERTY NAMED TO M&T BOARD

BUFFALO, NY – Colm E. Doherty was elected to the Boards of Directors of M&T Bank Corporation (“M&T”)(NYSE:MTB) and M&T Bank, M&T’s primary banking subsidiary. Mr. Doherty, 46, is Managing Director of AIB Capital Markets, a subsidiary of Allied Irish Banks, p.l.c. (“AIB”). AIB Capital Markets comprises AIB Group’s Global Treasury, Investment Banking and Corporate Banking businesses.

Mr. Doherty is also a member of AIB’s Board, AIB Group’s Executive Management Committee, AIB Group Credit Committee and AIB Group Market Risk Committee. Prior to joining AIB in 1988, Mr. Doherty worked in investment banking in the United Kingdom and Ireland. Mr. Doherty is a member of the Prime Minister’s Advisory Committee on the International Financial Services Centre.

Mr. Doherty was elected to fill vacancies created by the resignation of Gary Kennedy from the Boards of M&T and M&T Bank.

M&T is a bank holding company headquartered in Buffalo, New York whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia.

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